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COURTESY OF PR NEWSWIRE

/FROM PR NEWSWIRE DETROIT 249-352-5200/
[STK] CARA
[IN]  MTC
[SU]  PER
TO BUSINESS EDITOR,

                      CARACO ANNOUNCES MANAGEMENT CHANGE


        DETROIT, Dec. 19 /PRNewswire/ - - Caraco Pharmaceutical Laboratories, Ltd. (Nasdaq, CARA) today announced that in conjunction with other coat-cutting measures it has recently implemented, it was terminating the employment of its President, William Hurd effective as of December 31, 1997. Mr. Hurd joined Caraco in late 1993 as Executive Vice-President and Chief Operating Officer. He was instrumental in completing the transaction between Sun Pharmaceutical Industries Ltd. ("Sun Pharma") and Caraco. Mr. Hurd's duties will be assumed by Mr. Narendra Borker, Caraco's Chief Executive Officer, who was appointed in August 1997.

        Sun Pharma is a vertically integrated Indian pharmaceutical company that went public in October 1994. Its extensive product base includes significant presence in the therapeutic areas of neurology, psychiatry, cardiology, gastroenterology, oncology and anti-infectives

        Caraco Pharmaceutical Laboratories, Ltd. is engaged in the development, manufacture and marketing of generic pharmaceuticals for the ethical and over the counter markets.

SOURCE Caraco Pharmaceutical Laboratories, Ltd.
     -o-                               12/19/97
     /CONTACT:  Narendra Broker of Caraco. 313-871-8430/
     [CARA]

CO:  Caraco Pharmaceutical Laboratories, Ltd.
ST:  Michigan
TN:  NTC
SU:  PER

JE-AP
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